UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 29, 2013, Kewaunee Scientific Corporation (the “Company”) announced that William A. Shumaker, the Company’s Chairman of the Board and Chief Executive Officer, will retire on June 30, 2013. Mr. Shumaker will remain on the Board of Directors of the Company (the “Board”) as non-executive Chairman of the Board.

(c) and (d) The Company also announced that the Board appointed David M. Rausch, the Company’s current President and Chief Operating Officer, to succeed Mr. Shumaker as the Chief Executive Officer and to become a member of its Board of Directors, both effective July 1, 2013.

Mr. Rausch, 54, joined the Company in March 1994 and has served in numerous senior management roles. In June 2007, Mr. Rausch was elected Vice President of Construction Services and in June 2011 was elected Senior Vice President of Construction Services and General Manager of the Laminate Furniture Division. Mr. Rausch has served as the Company’s President and Chief Operating Officer since March 2012.

There is no arrangement or understanding between Mr. Rausch and any other person pursuant to which Mr. Rausch was selected to serve as a director and Chief Executive Officer of the Company.

A copy of the Company’s press release issued on April 29, 2013, announcing the retirement of Mr. Shumaker and the appointment of Mr. Rausch, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Kewaunee Scientific Corporation dated April 29, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2013

Kewaunee Scientific Corporation

By:	/s/ D. Michael Parker
D. Michael Parker
Senior Vice President, Finance and
Chief Financial Officer

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